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                                 Exhibit 10.17

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITY UNDER THE SECURITIES ACT OF 1933 UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITY UNDER THE SECURITIES ACT OF 1933

Warrant No. 95-2                      Right to Purchase
                                      10,859 Shares (subject to adjustment) of
Issue Date:  August 1, 1995           Series A-1 Convertible Preferred Stock
Void After August 31, 2005            of Senatics Corporation

                                 Senatics Corporation
               SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

    THIS CERTIFIES that, in consideration of value received, Oxford Bioscience Partners (Bermuda) Limited Partnership (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from Senatics Corporation, a Delaware corporation (the "Company"), Ten Thousand Eight Hundred Fifty-Nine (10,859) fully paid and nonassessable shares of the Company's Series A-1 Convertible Preferred Stock, $0.01 par value (the "Preferred Stock"). The number and exercise price of the securities that may be purchased upon the exercise of this Series A-1 Convertible Preferred Stock Purchase Warrant (the "Warrant") are subject to adjustment as provided herein.

    1. Exercise Period and Price - The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time from time to time during the Exercise Period at the Exercise Price. The Exercise Price shall initially be $1.60 per share of Preferred Stock, subject to adjustment as hereinafter provided.

    The Exercise Period shall commence at 9:00 a.m. Westport, Connecticut time on August 1, 1995 and shall end at 5:00 p.m. Westport, Connecticut time on August 31, 2005.

    2. Exercise of Warrant - During the Exercise Period and provided this Warrant has not been terminated, this Warrant shall be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal office of the Company, in Westport, Connecticut (or

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such other office or agency of the Company as it may designate) and upon payment of the Exercise Price of the shares thereby purchased (payment to be by check or bank draft payable to the order of the Company). If the amount of the payment received by the Company is less than the Exercise Price, the Holder will be notified of the deficiency and shall make payment in that amount within three days. In the event the payment exceeds the Exercise Price, the Company will refund the excess to the holder within three days of receipt. Upon exercise, the Holder shall be entitled to receive, within a reasonable time after payment in full, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Preferred Stock so purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

    The Company covenants that all shares of Preferred Stock that are issued upon the exercise of rights represented by this Warrant will be fully paid, nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue) and that such number of shares of the Company's Common Stock, par value $0.01, as shall be necessary to permit the conversion of all such shares of Preferred Stock have been, and will remain, reserved and set aside for issuance upon conversion in accordance with the terms of the Preferred Stock.

    3. No Fractional Shares or Scrip - No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price per share as then in effect.

    4. Charges, Taxes and Expenses - Issuance of certificates for shares of Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company.

    5. No Rights as Shareholder - This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise and payment of the Exercise Price in accordance with Section 2 hereof.

    6. Sale or Transfer of the Warrant; Legend - This Warrant shall not be sold or transferred unless either (i) it first shall have registered under the 1933 Act and any applicable state securities laws, or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and such state laws. Each certificate representing any Warrant that

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has not been registered and that has not been sold pursuant to an exemption that permits removal of the legend shall bear a legend substantially in the form of the legend affixed to this Warrant.

    Upon the request of a holder of a certificate representing any Warrant, the Company shall remove the aforementioned legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such legend may be removed from such certificate or (ii) if the present Paragraph
(k) of Rule 144 or a substantially similar successor rule remains in force and effect, representations from the holder that such holder is not then, and has not been during the preceding three months, an affiliate of the Company and that such holder has beneficially owned the security (within the meaning of Rule 144) for three years or more.

    Such Warrant may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

    7.   Adjustments

         7.1 Adjustments for Stock Splits, Reverse Stock Splits and Stock Dividends - In the event that the outstanding shares of Preferred Stock or Preferred Stock shall be subdivided (split), combined (reverse split), by reclassification or otherwise, or in the event of any dividend payable on the Preferred Stock in shares of Preferred Stock, the number of shares of Preferred Stock available for purchase in effect immediately prior to such subdivision, combination, or dividend shall be proportionately adjusted.

         7.2 Adjustment for Capital Reorganizations - If at any time there shall be a capital reorganization of the Company or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as part of such reorganization, merger, consolidation, or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive on exercise of this Warrant during the period specified in this Warrant and on payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Preferred Stock deliverable on exercise of this Warrant would have been entitled on such capital reorganization, merger, consolidation, or sale if this Warrant would have been entitled on such capital reorganization, merger, consolidation, or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the

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reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the number of shares purchasable on exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other securities or property deliverable after that event on exercise of this Warrant.

         7.3 Certificate as to Adjustments - Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any Holder, furnish or cause to be furnished to such Holder, a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares of Preferred Stock and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

         7.4 Notices of Record Date - In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend that is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to each Holder at least ten days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

    8. Reservation of Stock, etc., Issuable on Exercise of Warrant - The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Preferred Stock (or other securities) from time to time issuable upon the exercise of this Warrant and all shares of Preferred Stock issuable upon conversion of such shares of Preferred Stock.

    9. Loss, Theft, Destruction or Mutilation of Warrant - Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation in lieu of this Warrant.

    10. Remedies - The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not adequate and

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may be enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    11. Notices, etc. - All notices and other communications from the Company to the holder of this Warrant shall be mailed, by first class mail, to such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company. All communications from the holder of this Warrant to the Company shall be mailed by first class mail to the Company's principal office, or such other address as may have been furnished to the holder in writing by the Company.

    12. Miscellaneous - This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

    In Witness Whereof, the Company has caused this Warrant to be executed in its corporate name by its duly authorized President and to be dated as of the issue date set forth on the first page of this Warrant.

In the presence of:                              Senatics Corporation

Martin A. Vogelbaum                         By: /s/ Alan G. Walton
-----------------------------                  ---------------------------
                                            President

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                     NOTICE OF EXERCISE OF STOCK PURCHASE WARRANT

TO:     Senatics Corporation

    1. Pursuant to the terms of the attached Warrant, the undersigned hereby elects to purchase _______ shares of Series A-1 Convertible Preferred Stock of Senatics Corporation, and tenders herewith payment of the Exercise Price of such shares in full.

    2. Please issue a certificate or certificates representing said shares of Preferred Stock, in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:

              Name                                        Address
----------------------------------------    -----------------------------------





    3. In the event of partial exercise, please reissue an appropriate Warrant exercisable into the remaining shares.

DATE:                                       HOLDER:
    ------------------------------------           ---------------------------


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